FOR IMMEDIATE RELEASE

Contacts:
Michael Porter	Tali Carmi
Porter, LeVay & Rose, Inc.	INTRA-DMS, Ltd.
(212) 564-4700	011 972-3-9624965

UTEK Corporation acquires INTRA-DMS, Ltd.,
A leading intellectual property management software firm

Plant City, FL and Rishon Letzion, Israel — (BUSINESS WIRE) — January 31, 2005 — UTEK Corporation (AMEX:UTK) and INTRA-DMS, Ltd. announced today that UTEK has acquired the business and assets of INTRA-DMS, Ltd., an intellectual property management software provider, in a stock transaction.

INTRA-DMS, Ltd. was founded in 1997 and is focused on delivering advanced software solutions that enable leading universities, pharmaceutical firms, technology companies and patent attorneys to better manage their intellectual property (IP).

According to Tali Carmi, Founder & President of INTRA-DMS, “UTEK is uniquely positioned as a leader in the technology transfer space; already possessing strong brand-awareness in addition to relationships with hundreds of leading research universities. The combination of our advanced IP management software, with UTEK’s online searchable database of university discoveries, will empower research institutions, for the first time, to simultaneously manage and market their intellectual property. We plan to launch our new U2B® software at the Association of University Technology Managers (AUTM) annual meeting on February 3, 2005 in Phoenix, Arizona.”

Clifford M. Gross, Ph.D., UTEK’s Chairman and CEO stated, “This strategic acquisition will allow UTEK to immediately offer advanced intellectual property management software to universities throughout the world that currently utilize our online IP exchanges for posting technologies available for license. Our goal is to provide our university suppliers and corporate clients with the finest software tools available to help them manage and market their IP. We are very enthusiastic to have Tali and her colleagues join the UTEK team.”

As a wholly-owned subsidiary of UTEK, Intra-DMS, Ltd. will be known as UTEKip, Ltd.

About UTEK Corporation

UTEK is a leading, market-driven technology transfer company that enables companies to rapidly acquire innovative technologies from universities and research laboratories. UTEK is the only company that facilitates the identification and acquisition of external technologies for clients in exchange for their equity securities, while allowing research institutions to receive 100% of the royalties. This unique process is called U2B®. UTEK transfers proprietary technologies with potential commercial applications to companies seeking product differentiation resulting in a strategic marketplace advantage. For more information about UTEK, please visit its website at www.utekcorp.com.

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About INTRA-DMS, Ltd.

INTRA-DMS is a leading intellectual property software provider based in Rishon Letzion, Israel. For more information about INTRA-DMS, please visit its website at www.utekip.com

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words, such as UTEK or INTRA-DMS “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe UTEK’s or INTRA-DMS’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK or INTRA-DMS, as appropriate, and the valuation of UTEK’s investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UTEK and INTRA-DMS believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, they cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and both UTEK and INTRA-DMS do not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK’s operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK’s dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these and other factors, current results may not be indicative of UTEK’s future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK’s filing with the Securities and Exchange Commission.

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